Exhibit 99.1

Patina Restaurant Group LLC

120 West 45th Street

New York, New York 10136

February 26, 2007

Mr. Alan N. Stillman

c/o The Smith & Wollensky Restaurant Group, Inc.

880 Third Avenue

New York, New York 10022

Dear Alan:

Patina Restaurant Group, LLC and/or its principals, Shidax Corporation, Fortunato N. Valenti and Joachim Splichal (collectively, “Patina”) propose to acquire (the “Acquisition”) 100% of the equity interests in The Smith & Wollensky Restaurant Group, Inc. (“SWRG”). The Acquisition is to be effected through the merger of a wholly-owned subsidiary of Patina (“Newco”) with and into SWRG (the “Merger”), all as set forth in that certain Merger Agreement of even date herewith by and among Patina, SWRG Holdings, Inc. and SWRG (the “Merger Agreement”).

Patina has entered into the Merger Agreement in reliance on its agreement with you (sometimes referred to herein together with your designees as the “Stillman Group”) that, at the closing of the Acquisition (the “Closing” and the date of which, the “Closing Date”), the New York City operations and certain other assets and obligations of SWRG will be transferred to and assumed by the Stillman Group (the “Split-off”) on the terms and conditions more fully described below.

1.            Assets, Rights and Properties to be Transferred. At the Closing, and subject to the provisions of this Agreement, Patina will cause SWRG to transfer to the Stillman Group the assets, rights and properties identified on Schedule I hereto (the “Transferred Assets”). Such transfer shall be effected by a transfer of stock or of assets (or a combination thereof) or by such other means as the parties may hereafter reasonably agree upon taking into account all relevant tax and other considerations. The Transferred Assets are to be transferred, sold and assigned without any express or implied representations and warranties and, in each case, on an “as is” basis as the same exist at the Closing Date.

2.            Payment. At the Closing, as partial consideration for the Transferred Assets, you or your designees shall make a payment to SWRG of $5,304,057, which payment may be made at your option (a) in cash, (b) in shares of common stock of SWRG valued at $9.25 per share, or (c) a combination of (a) and (b).

Mr. Alan Stillman

February 26, 2007

3.            Liabilities to be Assumed or Indemnified. At the Closing, as additional consideration for the Transferred Assets, the Stillman Group, jointly and severally, will pay or assume the obligations and liabilities of SWRG and its subsidiaries identified on Schedule II attached hereto (the “Assumed Liabilities), including, but not limited to, any sales, real property transfer or other similar taxes (including income taxes imposed on SWRG and its subsidiaries) directly attributable to the transfer of the Transferred Assets, all in accordance with the provisions of such Schedule II. In addition, the Stillman Group will indemnify, defend and hold SWRG and its subsidiaries harmless from and against the costs and liabilities identified in Schedule III (the “Indemnified Liabilities”) in accordance with the provisions of such Schedule III. The parties shall cooperate in the identification prior to the Closing of all Transaction Expenses, Severance Obligations, and Indebtedness (as such terms are defined in the Schedules to this Agreement) and the parties agree that any cash held by SWRG or its subsidiaries at the Closing will be applied by SWRG to the payment of the same at or immediately after the Closing.

4.            Post-Closing Adjustment. No later than 60 days after the Closing, SWRG will calculate SWRG’s Adjusted Working Capital (as defined in Schedule II-A) as at the close of business on the day preceding the Closing and will deliver its calculation thereof to you. SWRG will provide you and your representatives with reasonable access to its records to enable you to verify the accuracy of SWRG’s calculation. If within 20 business days following delivery of the calculation to you, you have not given Patina written notice of your objection to the calculation (which notice will state the basis of your objection), then the Adjusted Working Capital as calculated by SWRG shall be binding on the parties. If you give Patina written notice of your objections and within 30 days of receipt thereof we fail to resolve the outstanding issues, then we will submit the issues remaining in dispute to arbitration. Within 15 days after the final determination of the Adjusted Working Capital, (a) if the Adjusted Working Capital (as finally determined in accordance with this Section) is a positive number, then Patina shall cause SWRG to pay the amount thereof to the Stillman Group (which payment shall be treated as part of the Transferred Assets), or (b) if the Adjusted Working Capital (as finally determined in accordance with this Section) is a negative number, the Stillman Group shall pay the amount thereof to SWRG (which payment shall be treated as additional consideration for the Transferred Assets).

5.            Administrative Services and Cooperative Marketing Agreement; Trademark License. At the Closing (i)  Patina will, and you will cause the appropriate members of the Stillman Group to, enter into an administrative services and cooperative marketing agreement on such terms as we may hereafter reasonably agree upon, which, among other things, will provide for the cooperation and interaction of the parties in (x) the protection and enhancement of the Smith and Wollensky brand and trademarks, and (y) the shared use, on a transitional basis (and the ultimate allocation of ownership) of SWRG’s record keeping, information technology, internal control and accounting systems and (ii) the Stillman Group shall grant to SWRG, for nominal consideration and no additional royalty, the right to use the trademarks Wine Week and

Mr. Alan Stillman

February 26, 2007

National Wine Week for use in restaurants using the name Smith & Wollensky pursuant to a trademark license agreement in such form as we may hereafter reasonably agree upon.

6.            Transfer of Personnel. At the Closing, Patina shall cause SWRG to take, and the Stillman Group shall take, the actions described in Schedule IV in respect of the employees of SWRG. In addition, SWRG and you shall terminate your individual employment and non competition agreements with SWRG as of the Closing Date and without responsibility for any further payment thereunder (other than for salary and benefits accrued through the Closing Date), and shall execute and deliver mutual releases in such form as counsel to the parties may reasonably agree upon.

7.            Security for Obligations. As security for the full payment and performance of the Assumed Liabilities and Indemnified Liabilities by the Stillman Group under the provisions of this Agreement, at the Closing, the Stillman Group will grant to SWRG a security interest in (i) the Management Agreements (as such term is defined in Section 9 below, but excluding the Management Agreement for the Smith & Wollensky restaurant in New York City) and all cash flow of the Stillman Group derived or to be derived therefrom, and (ii) such of the other Transferred Assets as the parties may hereafter agree upon.

8.            Inventory. Within 10 days after the Closing, Patina will cause SWRG to review the inventory (which shall include food, wine, beer, liquor and all other items included in “inventory” on the trial balances to the audited financial statements of SWRG as at December 31, 2006 (collectively, the “Inventory”)) existing at the Closing at the 8 Smith & Wollensky restaurants to be operated by SWRG and its subsidiaries immediately after the Closing (the “8 SWRG Restaurants”). If the amount of the Inventory for the 8 SWRG Restaurants is less than the amount of the Inventory for those 8 locations as at December 31, 2006 (as set forth on the trial balances to the audited financial statements of SWRG as of that date), then the difference will be a negative adjustment (the “Negative Inventory Adjustment”) to the Adjusted Working Capital (as set forth on Schedule II-A). If the amount of the Inventory for the 8 SWRG Restaurants is more than the amount of the Inventory for those 8 locations as at December 31, 2006 (as set forth on the trial balances to the audited financial statements of SWRG as of that date), then the difference will be a positive adjustment (the “Positive Inventory Adjustment”) to the Adjusted Working Capital (as set forth on Schedule II-A).

9.            Further Assurances; Failure to Obtain Consents; Required Government Approvals. Each of the parties to this Agreement shall use its or his commercially reasonable best efforts to consummate the Merger and make effective the other transactions contemplated by this Agreement as soon as practicable following the date of this Agreement. Without limiting the generality of the foregoing, each party to this Agreement shall (i) execute and deliver such further or additional documents (including but not limited to such bills of sale, forms of assignment and assumption, indemnity agreements, stock powers or other instruments of

Mr. Alan Stillman

February 26, 2007

transfer) as may be reasonably required to give effect to the transactions contemplated herein, (ii) use his or its commercially reasonable best efforts to obtain any consent or approval required to be obtained (pursuant to any applicable legal requirement, contract or otherwise) by such party in connection with any of the other transactions contemplated by this Agreement, (iii) use his or its commercially reasonable best efforts to have SWRG released from any guaranties given with respect to the Transferred Assets, Assumed Liabilities or Indemnified Liabilities and (iv) if the parties mutually agree, to use commercially reasonable best efforts to enter into new management agreements relating to Smith & Wollensky (New York), Maloney & Porcelli and Post House instead of assigning the existing agreements (the existing agreements, any such new agreements and any modifications, extensions, replacements or substitutions of any thereof being herein referred to as the “Management Agreements”).

This Agreement shall not constitute an agreement to assign any interest in any contract, lease, permit or other agreement or any claim, right or benefit arising thereunder or resulting therefrom (“Assigned Contract”) if an assignment without the consent of a third party would constitute a breach or violation thereof. Nor shall the failure to obtain any such consent excuse any party from the performance of its obligations hereunder. If the consent of a third party is required in order to assign any such interest and such consent is not obtained prior to the Closing (i) the Stillman Group shall be entitled to the benefits of each such Assigned Contract accruing after the Closing, (ii) the Stillman Group shall assume as Assumed Liabilities all obligations and liabilities relating to or arising out of or incurred in connection with such Assigned Contract and (iii) without any expense or liability to SWRG, SWRG will assist the Stillman Group in obtaining all such consents and will cooperate with the Stillman Group until such consents are obtained or effected in any lawful and economically feasible arrangement so that the Stillman Group shall receive SWRG’s interest in the benefits under any such Assigned Contract. Notwithstanding anything herein to the contrary, the obligation of the parties to this Agreement is subject to the obtaining of any consents required under the provisions of the New York State Alcoholic Beverage Control Law in connection with the consummation of the transactions contemplated herein. The Stillman Group will have the responsibility to obtain (and bear the risk of any failure to obtain) any other governmental approval required to effect the transactions contemplated herein.

10.          Allocation of Purchase Price. At the Closing, Patina shall cause SWRG and you shall cause the appropriate members of the Stillman Group to prepare and file in a timely manner IRS Form 8594 and other appropriate information with respect to the allocation of the purchase price for the Transferred Assets as may be required by Section 1060 of the Internal Revenue Code and applicable U.S. Treasury Regulations and Internal Revenue Service instructions. No party shall take or permit its affiliates to take any position in any tax return, tax proceeding or tax audit that is inconsistent with such allocation.

Mr. Alan Stillman

February 26, 2007

11.          Public Disclosure. Except as may be required by law, the parties to this Agreement shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby and neither party shall issue any such press release or make any such public statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed).

12.          Non-Competition. For a period of three years after the Closing, you agree not to directly or indirectly, whether as an investor, owner, franchisee, member, officer, director, spokesman, employee, consultant or otherwise, have any interest in a Competitive Business. As used herein the term Competitive Business means (i) any restaurant commonly identified or considered by the public as a steakhouse (a “Steakhouse”) located in any of the cities outside of New York City in which SWRG has a Smith & Wollensky steakhouse at the time such interest is acquired by you, or (ii) any entity that owns or operates more than three Steakhouses outside of New York City, including but not limited to any entity that owns or operates The Palm, Morton’s, Outback, and Ruth’s Chris. Notwithstanding the preceding, nothing herein shall prevent you from owning less than 1% of the outstanding shares of any class of stock that is publicly traded.

13.          Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the parties, or by either party, upon written notice given to the other, if the Merger Agreement is terminated. Upon any such termination, this Agreement shall be of no further force or effect, and there shall be no liability on the part of any party hereto except to the extent that such liability results from the material breach of any of such party’s covenants, agreements or obligations hereunder or except as set forth in the last sentence of this section. If this Agreement is terminated as a result of the termination of the Merger Agreement and Patina receives expense reimbursement under the Merger Agreement, within three business days of Patina’s receipt of the expense reimbursement, Patina shall remit to you an amount equal to 12-1/2 % of the expense reimbursement received by Patina under the Merger Agreement.

14.          Records. After the Closing, Patina shall cause SWRG, and you shall cause the appropriate members of the Stillman Group (i) to retain, in a reasonably accessible fashion, for a period consistent with all applicable legal requirements records in their possession with respect to the business of SWRG, and (ii) to provide to SWRG or appropriate members of the Stillman Group, as the case may be, upon their request, reasonable access to those records and to appropriate personnel, during normal business hours and on at least one day’s prior written notice, to enable the party seeking such access to prepare financial statements or tax returns or deal with tax audits, or for any other reasonable business purpose.

Mr. Alan Stillman

February 26, 2007

15.          Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

16.          Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments delivered pursuant hereto, including the attachments hereto: (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) except as otherwise expressly provided or contemplated herein, are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by any party (by operation of law or otherwise) without the written consent of each of the parties hereto; provided, however, that any party shall be entitled to assign its rights and obligations under this Agreement, in whole or in part, and from time to time, to one or more entities or persons affiliated with such party.

17.          Severability. In the event that any provision of this Agreement, or the application thereof becomes, or is declared by a court of competent jurisdiction to be, illegal, void or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances other than those as to which it is determined to be illegal, void or unenforceable, will not be impaired or otherwise affected and will continue in full force and effect and be enforceable to the fullest extent permitted by law.

18.          Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. Except as expressly set forth in this Agreement, the failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term or condition hereof (whether or not similar).

19.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles thereof.

20.          No Third Party Beneficiaries. No third party shall have any interest in this agreement or any right to enforce any of the terms hereof.

Mr. Alan Stillman

February 26, 2007

21.	Arbitration.

(a) Any dispute between the parties with respect to the meaning, interpretation or application of this Agreement and any dispute between the parties that this Agreement directs to be submitted to arbitration shall be resolved by arbitration held in The City of New York in accordance with the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS”) before a panel of three arbitrators selected as hereinafter provided. The decision of the panel shall be binding upon the parties and enforceable against them by any court having jurisdiction.

(b) Any party (a “Claimant”) may initiate an arbitration proceeding hereunder by giving written notice (the “Arbitration Notice”) to any other party (the “Respondent”)

(i) specifying the nature of the dispute in reasonable detail, and (ii) identifying an individual to act as such party’s designated arbitrator. Not later than fifteen days after delivery of the Arbitration Notice, the Respondent shall give written notice to the Claimant identifying an individual to act as the Respondent’s designated arbitrator. The third arbitrator, who shall act as Chair of the panel, shall be selected by the mutual agreement of the persons acting as the designees of the Claimant and the Respondent and if they are unable to agree within 30 days of the giving of the Arbitration Notice, the third arbitrator shall be appointed by JAMS.

(c) It is the intention of the parties that the arbitration be concluded within 120 days of the giving of the Arbitration Notice, that limited civil discovery consistent with the parties’ desire for an expedited proceeding be permitted, that hearings before the arbitrators be limited to a total of not more than six business days, that each side be given not more than two business days to present its case (including opening and closing statements), and that each side be limited to no more than one day for the cross examination of the other side’s witnesses. The arbitrators shall issue a written decision which shall be mailed to the parties not more than 10 business days following the completion of the arbitration hearings. The parties may alter the procedural rules set forth herein by joint written instructions given to the arbitrators. The Chair may alter the procedural rules set forth herein upon the request of either party, if the Chair determines that such alteration is fair and equitable in the circumstances.

(d) The arbitrators shall have full authority to resolve all matters in dispute between the parties and to award any remedy or relief that a court in the State of New York could order or grant, including, without limitation, equitable remedies, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but excluding the power to award punitive damages. The arbitrators shall award to the prevailing party, if any, all reasonable out- of-pocket costs and expenses incurred by such party in connection with the arbitration, including reasonable attorney’s fees and disbursements, and such party’s share of the administrative costs

Mr. Alan Stillman

February 26, 2007

of the arbitration (including the fees of such party’s designated arbitrator in an amount not to exceed the fees payable to the Chair).

[Signature page follows.]

Mr. Alan Stillman

February 26, 2007

If the above accurately reflects our understanding as to the subject matter thereof please sign the enclosed copy of this letter, and return the same to the undersigned.

Sincerely yours,
Patina Restaurant Group, LLC
By:/s/ Fortunato N. Valenti Fortunato N. Valenti

Agreed:
/s/ Alan N. Stillman Alan N. Stillman

SCHEDULE I -- TRANSFERRED ASSETS

Stock:

As set forth in Section 1, the transfer of the Transferred Assets may be effected by the transfer of stock or other ownership interests (instead of a transfer of assets) as the parties may reasonably agree. At the request of the Stillman Group made not less than 10 days prior to the Closing Date, Patina shall make the request pursuant to Section 1.11 of the Merger Agreement if the conditions and provisions contained therein are satisfied, and any transfer taxes that result from this transfer shall be added to and treated as an assumed liability under Schedule II.

Real Property:

(a)          Real property owned by S&W of New Orleans, LLC and S&W of Dallas, LLC and all of the tangible personal property located therein (the “N.O./Dallas Properties”).

(b)        Leased premises relating to the following NY Restaurants: Quality Meats, Cité and Park Avenue Cafe.

(c)          Leased premises at 880 Third Avenue, New York, NY, the New York warehouse and the New Jersey wine storage agreement.

Other Transferred Assets:

(a)         NY Locations. Except as otherwise set forth below with respect to the Shared Assets (as such term is defined below), all of SWRG’s right, title and interest in and to all of the assets, properties, rights and business of SWRG, of every kind, nature and description, real, personal and mixed, tangible and intangible and wherever situated, located at or used exclusively or primarily in the operation, ownership or maintenance of (A) the following restaurants: Smith & Wollensky (New York), Cité, Maloney & Porcelli, Park Avenue Cafe, Post House and Quality Meats (the “NY Restaurants”) and (B) the executive offices of SWRG and the warehouse leased by SWRG in New York (such office and warehouse space being referred to together with the NY Restaurants as the “NY Locations”), including the following:

(i)          Fixed Assets. All machinery, equipment, fixtures, furniture and furnishings, smallwares, tables, artwork, antiques, chairs, cash registers, ovens, refrigerators, cooking equipment, wine storage equipment, display cases, shelves, utensils, tools, pans, pots, uniforms, signs, menus, tablecloths, glasses, dishes, silverware, racks, towels, décor, replacement parts and accessories, air conditioners, ventilation systems, heating systems, plumbing and electric, bars, lighting, telephones and telephone systems and other tangible assets owned by SWRG and located at or purchased primarily for use at the NY Locations;

(ii)         Inventory. All items of inventories and supplies, including, without limitation, all food, beverages (including liquor, wine (including wine stored in New Jersey) and other alcoholic beverages), raw materials, ingredients, recipes, paper products, cleaning supplies and other supplies in existence, spare parts, samples, models and packaging owned by SWRG and located at or purchased primarily for use at the NY Locations;

(iii)       Accounts Receivable. All accounts receivable, credit card receivables, and other rights to receive payment and all prepaid expenses owned by SWRG arising out of the operations of the NY Locations, including amounts payable under the management agreements with respect to the NY Restaurants which are managed by SWRG.

(b)         Shared Assets The parties agree that each of them shall have the continuing right, to the extent necessary for the normal conduct of the businesses to be operated by them, to use all intellectual property, trade secrets, confidential information, know-how, customer lists, computer software and documentation, formulae, manufacturing and production processes and techniques, research and development information, product designations, quality standards, investigations, drawings, specifications, designs, plans, improvements, proposals, technical and computer data which are owned or licensed (and in the case of licenses subject to the terms thereof) by SWRG , and that they shall hereafter agree upon reasonable terms and conditions for such use which shall be reflected in the administrative services and cooperative marketing agreement to be entered into by them; provided, however, that the Stillman Group will be granted title to and the exclusive use of those trademarks relating solely to the operations of SWRG in New York City, including but not limited to those incorporating the names Maloney & Porcelli, La Cité, Park Avenue Café, Quality Meats, Mrs. Parks Tavern, Manhattan Ocean Club, One c.p.s. and any variants thereof. The parties shall also share and enter into reasonable arrangements to provide each other access to all data processing, record keeping, information management and accounting systems (including all machinery and equipment necessary or useful to the functioning of any such systems) reasonably necessary for the conduct of their respective businesses. As soon as reasonably practicable following the Closing, the parties shall make suitable arrangements for the division of such assets between them in order to enable the Stillman Group and SWRG to be able to run their respective businesses on a “stand alone” basis.

(c)         Claims. All claims, causes of action and rights of recovery or set-off, reserves, prepaid items, deposits and deferred and other charges of SWRG to the extent relating to the NY Locations.

(d)        Insurance Proceeds. All insurance proceeds or claims relating exclusively or primarily to the NY Locations.

(e)         Sales and other Materials. All catalogues, brochures, sales literature, advertising and promotional material and other selling material prepared for the NY Restaurants, all office supplies, production supplies and other miscellaneous supplies used by the NY Restaurants and all other property or rights of any nature customarily used in the operation of the NY Restaurants to the extent that any of the same have been prepared or acquired exclusively for use in the NY Restaurants and a reasonably allocable share of any of the same that have been prepared or acquired generally for use in the business of SWRG.

(f)         Books and Records. Originals or true copies of all operating data and records, whether printed or electronic, including without limitation, customer lists, financial accounting and credit reports, personnel files, records pertaining to suppliers and distributors, correspondence, budgets and all other files, documents and records relating exclusively or primarily to the NY Restaurants (it being understood and agreed that the Stillman Group will maintain the same for at least six years following the Closing and, upon request, will provide SWRG reasonable access thereto for any reasonable business purpose).

(g)        Licenses and Permits. Subject to the provisions of clause (b) above, all transferable licenses and permits owned, possessed, granted to or used by SWRG relating to the NY Restaurants.

(h)        Telephone and Facsimile Numbers; E-Mail Addresses. SWRG’s rights to those telephone and facsimile numbers and the E-Mail addresses used by the NY Locations.

(i)         Goodwill. The goodwill and going concern value of SWRG relating to the NY Restaurants.

(j)          Management Agreements. Management agreements for Smith & Wollensky (New York), Maloney & Porcelli and Post House, and all amounts due to SWRG as of the Closing thereunder.

(k)         Contracts. All contracts, agreements, leases, commitments, arrangements, sales orders and purchase orders of every kind related exclusively or primarily to the NY Locations (“Assigned Contracts”), it being understood that the parties will work cooperatively to allow the NY Restaurants to continue to benefit from any contracts of SWRG not exclusively or primarily related to the NY Restaurants on the same terms and conditions as they have in the past.

(l)          Merchandising Payments. Amounts due and payable as of the Closing Date under the merchandising agreement with Bryant Preserving. It is understood and agreed that the merchandising agreement is not part of the Transferred Assets and that except as provided in this clause (l), all payments received or to be received thereunder shall be for the benefit of SWRG and Patina.

(m)       Claims Relating to N.O./Dallas Properties All claims, causes of action, rights of recovery, set off, insurance proceeds, sale proceeds, contracts, leases, agreements, commitments, of every kind in existence at the Closing and arising out of or related exclusively to the N.O./Dallas Properties or the operation of the restaurants at such locations.

(n)        Unamortized Loan Costs. All unamortized loan costs and prepaid amounts relating to the mortgages or other security interests encumbering the Miami and/or N.O./Dallas Properties.

(o)        Banquet Deposits. All banquet deposits to the extent attributable to the NY Restaurants.

(p)         Positive Adjusted Working Capital. Any positive Adjusted Working Capital (as defined in Schedule II-A and subject to the terms thereof).

SCHEDULE II -- ASSUMED LIABILITIES

(a)	Indebtedness, Mortgages and Capitalized Leases (collectively “Indebtedness”):

(i)           All amounts payable or which may become payable (including accrued interest, fees or other charges) in respect of the outstanding mortgage on SWRG’s New Orleans real property (approximately $1.8 million as at the date hereof) which must be satisfied in full at the Closing.

(ii)          All amounts payable or which may become payable (including accrued interest, fees or other charges) in respect of the SBA loan and the outstanding mortgage on SWRG’s Miami real property (approximately $1.4 million on the date hereof), which must be satisfied in full at the Closing.

(iii)        All amounts payable or which may become payable (including accrued interest, prepayment fees or other charges, and any option payments) in respect of SWRG’s outstanding capitalized equipment lease for equipment housed at the S & W restaurants located in Boston and Houston (approximately $800,000 as at the date hereof), which must be satisfied in full at the Closing so that the SWRG subsidiaries will own such equipment at the Closing free and clear of all liens and encumbrances.

(iv)        All amounts accrued (including accrued interest, fees or other charges) as at the Closing in respect of SWRG’s existing line of credit and any other indebtedness of SWRG for borrowed money outstanding as at the Closing (none being outstanding on the date hereof and none being anticipated to be outstanding as at the Closing), which must be satisfied in full at the Closing and terminated.

(b)          Real Estate Taxes and Assessments. All accrued but unpaid real estate taxes, charges and assessments of any kind and all other liabilities outstanding as at the Closing or arising thereafter with respect to the N.O./Dallas Properties, as well as any outstanding contracts, agreements or obligations of any kind with respect to such properties.

(c)          Las Vegas Property Infractions. All amounts due and owing as at the Closing and all amounts required thereafter to modify the Las Vegas property so that it does not encroach its neighbor’s property line and does not sit on a gas line.

(d)          Liabilities under Transferred Contracts. All of the obligations of SWRG and its subsidiaries outstanding on the Closing Date or arising from or after the Closing Date under the management agreements, leases and other contracts constituting part of the Transferred Assets.

(e)          New York Liabilities. All accounts payable and all other liabilities of any kind, known or unknown, related to the NY Locations.

(f)            New Orleans and Dallas Liabilities. All liabilities and obligations related to the Dallas and New Orleans locations.

(g)          Employee Obligations. Severance, change of control payments, payroll, employment taxes, benefits, COBRA payments and other obligations (i) of and to the NY Employees as described in Schedule IV, or (ii) referred to in Item 6 of Part 2.14 of the Disclosure Schedule to the Merger Agreement. In addition, (A) all COBRA payments outstanding as of the Closing Date or payable after the Closing Date of or to employees who worked prior to the Closing at the Dallas or New Orleans S&W restaurant, and (B) all IBNR claims of employees of SWRG or its subsidiaries as of the Closing Date.

(h)          Sales Taxes. All sales tax obligations of SWRG or its subsidiaries relating to the NY Locations or the New Orleans or Dallas restaurants.

(i)           Income Taxes. All (i) income tax obligations of SWRG or its subsidiaries for the period January 1, 2007 to the Closing, and (ii) all tax obligations referred to in Items 1-6 of Part 2.14 of the Disclosure Schedule.

(j)           St. James Royalties. Royalties payable to St. James at or after the Closing to the extent attributable to the NY Restaurants or the New Orleans or Dallas restaurants.

(k)          POS Systems. 60% (but not more than $336,000) of any capital investment by SWRG or its subsidiaries made after the Closing Date and on or before December 31, 2007 in the POS systems in the 8 SWRG Restaurants.

(l)           Air Conditioning. 60% (but not more than $300,000) of any capital investment by SWRG or its subsidiaries after the Closing Date in the air conditioning system in the Las Vegas S&W restaurant.

(m)         Taxes relating to Split-Off. All sales, income, if any, and other taxes payable by SWRG or its subsidiaries in connection with the Split-off and any NY real property transfer taxes in connection with the Split-off or Merger.

(n)	Transaction Expenses. The following fees, disbursements and expenses related to the

Merger (“Transaction Expenses”):

Special Committee Counsel – Willkie Farr & Gallagher

Special Committee Banker - TM Capital

Compensation of Members of Special Committee

SWRG Counsel – Paul Hastings

Proxy fees - printing, SEC filing fee and proxy solicitor

One-half of the fees payable under the Hart Scott Rodino Act

Fees and expenses of the Payment Agent referred to in the Merger Agreement

Fees of counsel to St. James Associates, L.P. relating to the proposed amendment to the SWRG license agreement.

Legal fees and expenses of counsel to SWRG, if any, incurred in the drafting of new Management Agreements or modifications to the existing Management Agreements

12.5% of the uninsured portion of the fees and disbursements of the attorneys representing SWRG in connection with any litigation based upon or relating to the Merger.

SCHEDULE II-A -- ADJUSTED WORKING CAPITAL

Adjusted Working Capital (“AWC”) shall be determined in accordance with the provisions set forth below.

AWC shall mean:

(i)           all cash on hand, bank deposits, marketable securities, and similar liquid investments of SWRG and its subsidiaries (“Cash and Cash Equivalents”) as of the close of business on the day preceding the Merger (the “AWC Close”), but not including any Cash and Cash Equivalents otherwise included in the Transferred Assets; plus

(ii)          the ratable portion of all prepaid expenses (including prepaid licenses but excluding prepaid supplies) attributable to the post-Closing period with respect to or arising from the 8 SWRG Restaurants; plus

(iii)        the ratable portion of all rent and utilities paid prior to the Closing Date with respect to the 8 SWRG Restaurants, to the extent attributable to the post-Closing period; plus

(iv)        to the extent that SWRG or its subsidiaries have paid for capital investments after the date hereof and prior to the Closing Date in the POS systems in the 8 SWRG Restaurants, 40% of such capital investments; plus

(v)          to the extent that SWRG or its subsidiaries have paid for capital investments after the date hereof and prior to the Closing Date in the air conditioning system in the Las Vegas S&W restaurant, 40% of such capital investments; plus

(vi)        the ratable portion of all D&O, CGL and workers compensation insurance premiums paid prior to the Closing Date and attributable to the post-Closing period but only to the extent that Patina advises you at the Closing that it intends to continue the policies after the Closing (and if Patina does not continue any such policy, SWRG will assign such policy and any return of premium claim attributable thereto to you as part of the Transferred Assets); plus

(vii)      the Positive Inventory Adjustment (if any) described in Section 8 of the Agreement; plus

(viii)      87.5% of the uninsured portion of the fees and disbursements of the attorneys representing SWRG in connection with any litigation based upon or relating to the Merger that are paid by SWRG prior to the Closing Date; less

(ix)         all accrued but unpaid payroll, employment taxes, benefits (including medical), bonuses and related expenses computed as of the AWC Close with respect to the employees of the 8 SWRG Restaurants (including all outstanding checks therefor); less

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(x)          all accrued but unpaid sales taxes computed as of the AWC Close with respect to the 8 SWRG Restaurants; less

(xi)        the ratable portion of all accrued but unpaid rent obligations (including percentage rent and real estate tax and other pass-throughs), amounts due under leases (including equipment leases), utilities and service contract obligations computed as of the AWC Close with respect to the 8 SWRG Restaurants; less

(xii)       all accrued but unpaid royalties to St. James computed as of the AWC Close with respect to the 8 SWRG Restaurants; less

(xiii)      all operating expenses (excluding trade payables) attributable to the 8 SWRG Restaurants that are paid after the Closing Date to the extent allocable or attributable to any pre-Closing period; less

(xiv)      all accrued but unpaid legal, accounting and other professional fees of SWRG and its subsidiaries (to the extent not included in Transaction Expenses) as of the Closing; less

(xvi)      the Negative Inventory Adjustment (if any) described in Section 8 of the Agreement; less

(xvi)      income taxes accrued but unpaid as of the AWC Close with respect to the 8 SWRG Restaurants; less

(xvii)     to the extent that SWRG has paid for capital improvements during 2007 to the 8 SWRG Restaurants (other than in connection with the POS systems in the 8 SWRG Restaurants and other than in connection with the air conditioning system in the Las Vegas S&W restaurant) that aggregate less than the Capital Requirement, the difference between the amount paid for such aggregate capital improvements and the Capital Requirement; less

(xviii)    the amount by which at the AWC Close the trade payables of SWRG and its subsidiaries (other than those trade payables attributable to the NY Locations, which you are assuming) including all outstanding but held checks in payment therefor exceed the Trade Payables Adjustment (as defined below); less

(xix)      any unpaid advertising costs as of the AWS Close to the extent attributable to advertisements that ran prior to the Closing; less

(xx)        any banquet deposits as of the Closing Date to the extent attributable to the 8 SWRG Restaurants.

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For purposes of determining AWC, (A) the term “Capital Requirement” means $100,000 times the number of months (pro rated for partial months) in 2007 prior to the Closing, and (B) the term “Trade Payables Adjustment” means the product of (i) the fraction determined by dividing the aggregate amount used to determine the cost of goods sold with respect to the 8 SWRG Restaurants for the calendar month preceding the Closing by the number of days in such month, and (ii) 17.5.

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SCHEDULE III -- INDEMNIFIED LIABILITIES

1.            The Stillman Group will indemnify, defend and hold SWRG and its subsidiaries harmless from and against all costs, liabilities and expenses (including reasonable attorneys’ fees and disbursements) based upon or arising out of or relating to the following:

(a)	Assumed Liabilities – Those listed or referenced on Schedule II
(b)	Lawsuits and asserted claims:
(i)	Parade 59, LLC v. Plaza Operating Partners, ELAD Properties, LLC and CPSI, LLC.
(ii)	Employee lawsuit against Park Avenue Café.
(iii)	Braunstein and other claimants involving the Miami restaurant.

(iv)    The vendor claim referred to in Item 5 of Part 2.19 of the Disclosure Schedule to the Merger Agreement.

(c)	Guaranties:

Any guaranties provided by SWRG or its subsidiaries with respect to the Transferred Assets or the Assigned Contracts.

Any guaranties provided by SWRG or its subsidiaries with respect to or related to the New Orleans restaurant or the Dallas restaurant.

(d)	Gift Certificates:

Against the costs of fulfilling any gift certificates outstanding on the Closing Date and redeemed after the Closing at one of the 8 SWRG Restaurants, such costs to be determined at the full retail value thereof in the case of gift certificates that were sold by SWRG and at 30% of the retail value thereof in the case of gift certificates that were distributed for promotional purposes.

(e)	Other:

Any liabilities or obligations, disclosed or undisclosed, known or unknown, fixed or contingent and of whatever nature, to the extent related solely or primarily to the Transferred Assets whether based upon any act or omission occurring, or any expense incurred, prior to or after the Closing.

2.         Except for costs and expenses expressly assumed, indemnified against or otherwise accounted for in this Agreement (including the Schedules thereto) and provided that the Closing occurs, SWRG shall indemnify, defend and hold the Stillman Group harmless from and against all costs and expenses, including reasonable attorneys’ fees and disbursements, to the extent of

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any liabilities or obligations, disclosed or undisclosed, known or unknown, fixed or contingent and of whatever nature, arising before, on or after the Closing that are based upon or arising out of the business or operations of SWRG or its subsidiaries but not those related solely or primarily to the Transferred Assets.

3.            Any indemnification by the Stillman Group shall be made after taking into account any insurance recoveries by SWRG and the present value of any net tax benefits to be received by SWRG in connection with the liability. The amount of any indemnification by the Stillman Group shall be reduced by any understatement of assets or overstatement of liabilities in the calculation of the Adjusted Working Capital (whether resulting from a computational, factual inaccuracy or estimate which proves to be incorrect). The Stillman Group at its expense shall be entitled to direct the defense of any claim for which it is liable for indemnification and SWRG shall not settle any claim subject to indemnification which would impose liability on the Stillman Group without the prior consent of the Stillman Group, which consent shall not be unreasonably withheld.

4.            Any indemnification by SWRG shall be made after taking into account any insurance recoveries by the Stillman Group and the present value of any net tax benefits to be received by the Stillman Group in connection with the liability. The amount of any indemnification by SWRG shall be reduced by any understatement of liabilities or overstatement of assets in the calculation of the Adjusted Working Capital (whether resulting from a computational, factual inaccuracy or estimate which proves to be incorrect). SWRG at its expense shall be entitled to direct the defense of any claim for which it is liable for indemnification and the Stillman Group shall not settle any claim subject to indemnification which would impose liability on SWRG without the prior consent of SWRG, which consent shall not be unreasonably withheld.

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SCHEDULE IV -- ARRANGEMENT RELATING TO EMPLOYEES

At the Closing, the Stillman Group shall assume responsibility for all employees employed by SWRG and based in New York City (the “NY Employees”). The Stillman Group will be responsible for any severance, stay bonuses, change of control payments (collectively, “Severance Obligations”), salary, bonuses, benefits (including insurance payments, COBRA payments and the payment of all insurance claims incurred but not reported prior to the Closing), and payroll and employment taxes (including the employees’ and employer’s shares thereof) to the NY Employees that are outstanding on the Closing Date or arise from and after the Closing Date or by reason of the transactions occurring at the Closing Date. From and after the Closing, the Stillman Group will provide to such employees benefits comparable to those presently being received, but nothing herein shall prevent the Stillman Group from thereafter modifying or terminating any such benefits. Employees who are participants in the 401(k) plan will be able to roll over their assets into a new plan to be established by the Stillman Group. Nothing herein shall require the Stillman Group to continue to employ any of the NY Employees.

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